UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 17, 2014

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On January 17, 2014, LNB Bancorp, Inc. (the “Company”) completed the repurchase and redemption of all 9,147 of its outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) for an aggregate price of $9,147,000, the face liquidation amount of the shares, plus approximately $74,000 of accrued but unpaid dividends. The Series B Preferred Stock was originally issued by the Company in December 2008 as part of the U.S. Department of the Treasury’s Capital Purchase Program (TARP). The Company's press release announcing the completion of the redemption is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued by LNB Bancorp, Inc., dated January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	January 17, 2014	By: /s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of January 17, 2014